EXHIBIT99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of December 31, 2024 and unaudited pro forma condensed combined statements of operations for the fiscal year ended June 30, 2024 and the six months ended December 31, 2024, present the combination of the historical financial information of LightPath Technologies, Inc. (“LightPath” or the “Company”) and G5 Infrared, LLC (“G5 Infrared”) after giving effect to the Membership Interest Purchase Agreement (“MIPA”), (the “Acquisition”) and the additional financing from third-party equity investors, pursuant to the securities purchase agreements and promissory notes (the “Acquisition Financing”), together referred to throughout as the “Transaction”.

Pursuant to the terms and subject to the conditions set forth in the MIPA, effective as of February 18, 2025 (the “Closing Date”), the Company exchanged (i) $20.25 million of cash consideration, (ii) $6.75 million of LightPath’s Class A common stock, and (iii) an Earnout that has a preliminary fair value of $7.6 million for an aggregate preliminary purchase consideration of $34.6 million for all of the issued and outstanding membership interests of G5 Infrared (the “Acquisition”). For purposes of the unaudited pro forma condensed combined financial statements, the Company received aggregate proceeds of $32.2 million, inclusive of the conversion of certain existing indebtedness, based on the aggregate proceeds received from the Acquisition Financing to raise the necessary capital to purchase G5 Infrared.

The fiscal year end of LightPath is June 30, 2024, while G5 Infrared had a December 31, 2024, calendar year end. The calendar year of G5 Infrared has been adjusted to conform to the fiscal year end of LightPath for the purpose of presenting the unaudited pro forma condensed combined financial information, pursuant to Rule 11-02-(c)(3) of Regulation S-X, given the most recent fiscal year ends differed by more than one fiscal quarter. The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2024, combines the unaudited historical condensed consolidated balance sheet of LightPath as of December 31, 2024, with the audited historical consolidated balance sheet of G5 Infrared as of December 31, 2024, on a pro forma basis after giving effect to the Transaction as if it had occurred on December 31, 2024. The accompanying unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2024 was derived by adding the results of the unaudited historical condensed consolidated statement of operations of G5 Infrared for the six months ended June 30, 2024 to the results of the audited historical statement of operations of G5 Infrared for the calendar year ended December 31, 2023, removing the results of the unaudited historical condensed statement of operations of G5 Infrared for the six months ended June 30, 2023, and combining the results of the audited historical consolidated statement of operations of LightPath for the fiscal year ended June 30, 2024, after giving effect to the Transaction as if it had occurred on July 1, 2023. The accompanying unaudited pro forma condensed combined statement of operations for the six months ended December 31, 2024 was derived by combining the results of the audited historical consolidated statement of operations of G5 Infrared for the calendar year ended December 31, 2024, removing the results of the unaudited historical condensed statement of operations of G5 Infrared for the six months ended June 30, 2024, and combining the results of the unaudited historical condensed consolidated statement of operations of LightPath for the six months ended December 31, 2024, after giving effect to the Transaction as if it had occurred on July 1, 2023.

The fair values of G5 Infrared’s assets acquired, and liabilities assumed, are preliminary. Updated valuations are being performed as of the Closing Date. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial statements. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial statements may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined Company’s statement of operations. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined Company’s future results of operations and financial position. The pro forma condensed combined financial statements do not necessarily reflect what the combined Company’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated. The pro forma condensed combined financial statements also may not be useful in predicting the future financial condition and results of operations of the combined Company. The combined Company’s actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The following unaudited condensed combined pro forma financial statements and related notes are based on and should be read in conjunction with the audited and unaudited historical financial statements and related notes of each of LightPath and G5 Infrared included elsewhere or incorporated by reference in this Form 8-K/A. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

1

LightPath Technologies, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024

			Transaction Accounting Adjustments
Description	LightPath Historical	G5 Infrared Historical – After Reclassification Adjustments (Note 2)	Acquisition Financing Adjustments	Note	Acquisition Adjustments	Note	Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$3,201,066	$609,552	$27,062,500	4(a)	$(20,859,552)	4(h)	$10,013,566
Trade accounts receivable, net	5,279,634	2,683,283	-		-		7,962,917
Inventories, net	6,428,439	4,967,318	-		-		11,395,757
Prepaid expenses and deposits	649,270	222,619	-		-		871,889
Other current assets	89,891	90,574	-		-		180,465
Total current assets	15,648,300	8,573,346	27,062,500		(20,859,552)		30,424,594

Property and equipment, net	14,054,829	1,614,324					15,669,153
Operating lease right-of-use assets	6,218,147	496,793	-		-		6,714,940
Intangible assets, net	2,960,252	-	-		19,295,000	4(i)	22,255,252
Goodwill	6,764,127	-	-		3,053,476	4(j)	9,817,603
Deferred tax assets, net	123,000	-	-		-		123,000
Other assets	59,536	21,748	-		-		81,284
Total assets	$45,828,191	$10,706,211	$27,062,500		$1,488,924		$85,085,826

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,114,382	$2,406,131	$-		$-		$5,520,513
Accrued liabilities	1,448,584	518,740	(151,027)	4(b)	700,000	4(k)	2,516,297
Earnout liability, current	-	-	-		1,564,000	4(l)	1,564,000
Accrued payroll and benefits	1,445,924	175,793	-		-		1,621,717
Operating lease liabilities, current	997,957	267,395	-		-		1,265,352
Loans payable, current portion	3,017,443	151,241	(2,820,833)	4(b)	(151,241)	4(m)	196,610
Finance lease obligations, current portion	203,739	-	-		-		203,739
Total current liabilities	10,229,029	3,519,300	(2,971,860)		2,112,759		12,888,228

Deferred tax liabilities, net	323,402	16,950	-		1,157,700	4(n)	1,498,052
Accrued liabilities, noncurrent	315,480	-	-		-		315,480
Earnout liability, noncurrent	-	-	-		937,000	4(l)	937,000
Finance lease obligation, less current portion	496,025	-	-		-		496,025
Operating lease liabilities, noncurrent	7,539,488	279,349	-		-		7,818,837
Loans payable, less current portion	222,829	41,667	3,383,289	4(b)	(41,667)	4(m)	3,606,118
Warrant liability	-	-	13,254,191	4(c)	-		13,254,191
Total liabilities	19,125,253	3,857,266	13,665,620		4,165,792		40,813,931

Series G Convertible Preferred Stock	-	-	40,480,300	4(d)	-		40,480,300

Stockholders’ equity:
Preferred stock: Series D	-	-	-		-		-
Common stock: Class A	398,908	-	6,878	4(e)	19,725	4(o)	425,511
Members’ equity	-	6,848,945	-		(6,848,945)	4(p)	-
Additional paid-in capital	246,051,852	-	(24,324,170)	4(f)	4,852,352	4(o)	226,580,034
Accumulated other comprehensive income	330,495	-	-		-		330,495
Accumulated deficit	(220,078,317)	-	(2,766,128)	4(g)	(700,000)	4(k)	(223,544,445)
Total stockholders’ equity	26,702,938	6,848,945	(27,083,420)		(2,676,868)		3,791,595
Total liabilities, convertible preferred stock and stockholders’ equity	$45,828,191	$10,706,211	$27,062,500		$1,488,924		$85,085,826

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

2

LightPath Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2024

			Transaction Accounting Adjustments
Description	LightPath Historical	G5 Infrared Historical – After Reclassification Adjustments (Note 2)	Acquisition Financing Adjustments	Note	Acquisition Adjustments	Note	Pro Forma Combined

Revenue, net	$31,726,192	$16,292,410	$-		$-		$48,018,602
Cost of sales	23,094,946	9,516,107	-		-		32,611,053
Gross margin	8,631,246	6,776,303	-		-		15,407,549

Operating Expenses:
Selling, general, and administrative	12,297,383	4,505,565	-		700,000	5(b)	17,502,948
New product development	2,400,420	169,964	-		-		2,570,384
Amortization of intangibles	1,635,523	92,819	-		5,455,533	5(c)	7,183,875
Loss on disposal of property and equipment	124,584	-	-		-		124,584
Total operating expenses	16,457,910	4,768,348			6,155,533		27,381,791
Operating loss	(7,826,664)	2,007,955			(6,155,533)		(11,974,242)
Other Income (Expense):
Interest expense, net	(191,862)	(57,875)	(3,390,128)	5(a)	57,875	5(d)	(3,581,990)
Other income (expense), net	78,670	(7,110)	-		-		71,560
Total other income (expense), net	(113,192)	(64,985)	(3,390,128)		57,875		(3,510,430)
Loss before income taxes	(7,939,856)	1,942,970	(3,390,128)		(6,097,658)		(15,484,672)
Income tax provision	67,490	118,792	-		-		186,282
Net income (loss)	$(8,007,346)	$1,824,178	$(3,390,128)		$(6,097,658)		$(15,670,954)
Foreign currency translation adjustment	(96,600)	-	-				(96,600)
Comprehensive loss	$(8,103,946)	$1,824,178	$(3,390,128)		$(6,097,658)		$(15,767,554)

Weighted average shares outstanding (basic & diluted)	37,944,935		687,750	6(ii)	1,972,501	6(iii)	40,605,186
Loss per common share (basic & diluted)	$(0.21)					6(i)	$(0.95)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

3

LightPath Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended December 31, 2024

			Transaction Accounting Adjustments
Description	LightPath Historical	G5 Infrared Historical – After Reclassification Adjustments (Note 2)	Acquisition Financing Adjustments	Note	Acquisition Adjustments	Note	Pro Forma Combined

Revenue, net	$15,825,210	$10,909,190	$-		$-		$26,734,400
Cost of sales	11,049,950	6,828,480	-		-		17,878,430
Gross margin	4,775,260	4,080,710	-		-		8,855,970

Operating Expenses:
Selling, general, and administrative	6,626,646	2,543,911	-		-		9,170,557
New product development	1,240,837	205,139	-		-		1,445,976
Amortization of intangibles	690,487	46,408	-		2,727,767	5(c)	3,464,662
Loss on disposal of property and equipment	78,437	-	-		-		78,437
Total operating expenses	8,636,407	2,795,458	-		2,727,767		14,159,632
Operating loss	(3,861,147)	1,285,252			(2,727,767)		(5,778,069)
Other Income (Expense):
Interest expense, net	(318,413)	(28,024)	(160,973)	5(a)	28,024	5(d)	(479,386)
Other income (expense), net	4,979	-	-		-		4,979
Total other income (expense), net	(313,434)	(28,024)	(160,973)		(2,699,743)		(474,407)
Loss before income taxes	(4,174,581)	1,257,228	(160,973)		(2,699,743)		(5,778,069)
Income tax provision	60,161	-	-		-		60,161
Net income (loss)	$(4,234,742)	$1,257,228	$(160,973)		$(2,699,743)		$(5,838,230)
Foreign currency translation adjustment	(179,441)	-					(179,441)
Comprehensive loss	$(4,414,183)	$1,257,228	$(160,973)		$(2,699,743)		$(6,017,671)

Weighted average shares outstanding (basic & diluted)	39,645,206		687,750	6(i)	1,972,501	6(ii)	42,305,457
Loss per common share (basic & diluted)	$(0.11)						$(0.14)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared pursuant with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The fiscal year end of LightPath is June 30, 2024, while G5 Infrared had a December 31, 2023, calendar year end. The calendar year of G5 Infrared has been adjusted to conform to the fiscal year end of LightPath for the purpose of presenting the unaudited pro forma condensed combined financial information, pursuant to Rule 11-02-(c)(3) of Regulation S-X, given the most recent fiscal year ends differed by more than one fiscal quarter. The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2024, combines the unaudited historical condensed consolidated balance sheet of LightPath as of December 31, 2024, with the audited historical consolidated balance sheet of G5 Infrared as of December 31, 2024, on a pro forma basis after giving effect to the Transaction as if it had occurred on December 31, 2024. The accompanying unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2024 was derived by adding the results of the unaudited historical condensed consolidated statement of operations of G5 Infrared for the six months ended June 30, 2024 to the results of the audited historical statement of operations of G5 Infrared for the calendar year ended December 31, 2023, removing the results of the unaudited historical condensed statement of operations of G5 Infrared for the six months ended June 30, 2023, and combining the results of the audited historical consolidated statement of operations of LightPath for the fiscal year ended June 30, 2024, after giving effect to the Transaction as if it had occurred on July 1, 2023. The accompanying unaudited pro forma condensed combined statement of operations for the six months ended December 31, 2024 was derived by combining the results of the audited historical consolidated statement of operations of G5 Infrared for the calendar year ended December 31, 2024, removing the results of the unaudited historical condensed statement of operations of G5 Infrared for the six months ended June 30, 2024, and combining the results of the unaudited historical condensed consolidated statement of operations of LightPath for the six months ended December 31, 2024, after giving effect to the Transaction as if it had occurred on July 1, 2023.

LightPath and G5 Infrared’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, certain information of G5 Infrared, as presented in its historical financial statements, has been reclassified to conform to the historical presentation of LightPath’s financial statements for purposes of preparing the unaudited pro forma condensed combined financial statements. LightPath has conducted a preliminary review of adjustments necessary to conform G5 Infrared’s accounting policies to LightPath accounting policies. Upon completion of the Transaction, or as more information becomes available, LightPath will perform a more detailed review of G5 Infrared’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined Company’s financial information. Further, there were no material transactions and balances between LightPath and G5 Infrared for the year ended June 30, 2024, or as of and for the six months ended December 31, 2024.

The accompanying unaudited pro forma financial statements and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with LightPath considered the acquirer of G5 Infrared. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at fair value as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of G5 Infrared based upon management’s preliminary estimate of their fair values as of December 31, 2024. LightPath has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of G5 Infrared’s assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets. Accordingly, apart from intangible assets, G5 Infrared’s assets and liabilities are presented at their respective carrying values including property and equipment. The excess of the purchase consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value.

Upon consummation of the Transaction and the completion of the G5 Infrared valuation, the purchase consideration and the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the Closing Date. The final purchase price allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments as the final allocation may include changes in allocations to intangible assets as well as goodwill. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transaction based on information available to management at this time, and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

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Note 2 – Reclassification Adjustments

As part of preparing the pro forma condensed combined financial statements, management performed a preliminary analysis of G5 Infrared’s financial information to identify differences in accounting policies as compared to those of LightPath and differences in financial statement presentation as compared to the presentation of LightPath.

Refer to the table below for a summary of identified reclassification adjustments made to present G5 Infrared’s consolidated balance sheet as of December 31, 2024 to conform presentation to that of LightPath:

G5 Infrared Consolidated Balance Sheet Line Items	LightPath Consolidated Balance Sheet Line Items	G5 Infrared Historical Consolidated Balance Sheet	Reclassification	Note 2	G5 Infrared Historical After Reclassification

Cash	Cash and cash equivalents	$609,552	$-		$609,552
Accounts receivable, net	Trade accounts receivable, net	2,683,283	-		2,683,283
Inventory	Inventories, net	4,967,318	-		4,967,318
Prepaid expenses	Prepaid expenses and deposits	222,619	-		222,619
Other current assets	Other current assets	90,574	-		90,574
Property and equipment, net	Property and equipment, net	1,201,364	412,960	(c)(d)	1,614,324
Right of use assets – operating leases	Operating lease right-of-use assets	496,793	-		496,793
Intangible assets, net	Intangible assets, net	324,865	(324,865)	(c)	-
Security deposit	Other assets	109,843	(88,095)	(d)	21,748
Accounts payable	Accounts payable	2,406,131	-		2,406,131
Accrued expenses	Accrued liabilities	259,714	259,026	(a)(b)	518,740
	Accrued payroll and benefits	-	175,793	(a)	175,793
Operating lease liabilities, current	Operating lease liabilities, current	267,395	-		267,395
Long-term debt, current portion	Loans payable, current portion	151,241	-		151,241
Customer deposits	Other current liabilities	106,720	(106,720)	(b)	-
Warranty liability		131,699	(131,699)	(b)	-
Deferred revenue	Other current liabilities	196,400	(196,400)	(b)	-
Deferred state income taxes	Deferred tax liabilities, net	16,950	-		16,950
Operating lease liabilities, noncurrent	Operating lease liabilities, noncurrent	279,349	-		279,349
Long-term debt, less current portion	Loans payable, less current portion	41,667	-		41,667
Members’ equity		6,848,945	-		6,848,945

(a)	Represents a reclassification of accrued payroll and benefits from accrued liabilities to conform to LightPath presentation.
(b)	Represents a reclassification of customer deposits, warranty liability and deferred revenue to accrued liabilities to conform to LightPath presentation.
(c)	Represents a reclassification of unamortized software development costs to property and equipment, net to conform to LightPath presentation.
(d)	Represents a reclassification of construction in progress to property and equipment, net to conform to LightPath presentation.

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Refer to the table below for a summary of identified reclassification adjustments made to present G5 Infrared’s consolidated statement of operations for the year ended June 30, 2024 to conform presentation to that of LightPath:

G5 Infrared Consolidated Statement of Operations Line Items	LightPath Consolidated Statement of Operations Line Items	G5 Infrared Historical Consolidated Statement of Operations	Reclassification	Note 2	G5 Infrared Historical After Reclassification

Revenue	Revenue, net	$16,292,410	$-		$16,292,410
Cost of sales	Cost of sales	9,516,107	-		9,516,107
Selling, general and administrative	Selling, general and administrative	4,172,954	332,611	(a)(b)	4,505,565
	New product development	-	169,964	(a)	169,964
Depreciation and amortization	Amortization of intangibles	595,394	(502,575)	(b)	92,819
	Loss on disposal of property and equipment	-	-		-
Interest expense	Interest expense, net	(57,875)	-		(57,875)
Other expense	Other income (expense), net	(7,110)	-		(7,110)
State income taxes	Income tax provision	118,792	-		118,792

(a)	Represents a reclassification of research and development (“R&D”) expenses from selling, general and administrative (“SG&A”) to new product development to conform to LightPath presentation.
(b)	Represents a reclassification of depreciation expense from “depreciation and amortization” to SG&A to conform to LightPath presentation. The balance remains classified as amortization of intangibles.

Refer to the table below for a summary of identified reclassification adjustments made to present G5 Infrared’s consolidated statement of operations for the six months ended December 31, 2024 to conform presentation to that of LightPath:

G5 Infrared Consolidated Statement of Operations Line Items	LightPath Consolidated Statement of Operations Line Items	G5 Infrared Historical Consolidated Statement of Operations	Reclassification	Note 2	G5 Infrared Historical After Reclassification

Revenue	Revenue, net	$10,919,190	$-		$10,909,190
Cost of sales	Cost of sales	6,828,480	-		6,828,480
Selling, general and administrative	Selling, general and administrative	2,508,602	35,309	(a)(b)	2,543,911
	New product development	-	205,139	(a)	205,139
Depreciation and amortization	Amortization of intangibles	286,856	(240,448)	(b)	46,408
	Loss on disposal of property and equipment	--	-		-
Interest expense	Interest expense, net	(28,024)	-		(28,024)
Other expense	Other income (expense), net	-	-		-
State income taxes	Income tax provision	-	-		-

(a)	Represents a reclassification of R&D expenses from SG&A to new product development to conform to LightPath presentation.
(b)	Represents a reclassification of depreciation expense from “depreciation and amortization” to SG&A to conform to LightPath presentation. The balance remains classified as amortization of intangibles.

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Note 3 – Preliminary Purchase Price Allocation

The preliminary estimated purchase consideration of $27.6 million is allocated to G5 Infrared’s tangible and intangible assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions, which LightPath believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

The final determination of the purchase consideration and related allocation is anticipated to be completed as soon as practicable after the completion of the Transaction, but not later than one year from the Closing Date. The following table summarizes the components of the estimated consideration:

Description	Amount
Cash consideration	$20,250,000
Equity portion of consideration	4,872,077
Earnout portion of consideration	2,501,000
Total estimated consideration paid	$27,623,077

Pursuant to the MIPA, 75% of the Base Closing Date Purchase Price (“$27 million”) was paid in cash and the remainder was issued in shares of LightPath in an amount equal to 25% of the Base Closing Date Purchase Price divided by the average 5-day closing price of LightPath stock prior to the signing date of the MIPA, which price was calculated to be $3.422. Accordingly, the number of shares issued with the equity portion of consideration was 1,972,501 shares of LightPath Class A common stock, which is also used for pro forma purposes. The fair value of the consideration was determined by multiplying the number of shares issued, 1,972,501, by the fair value of the LightPath’s common stock on the Closing Date, which was $2.47.

Earnout payments of an aggregate of up to $23 million of additional consideration may be paid annually in fiscal years 2026 and 2027 subject to achievement of certain minimum EBITDA and revenue targets for the one and two-year periods beginning on the first full calendar month commencing after the Closing Date, as set forth in the Membership Interest Purchase Agreement. If the targets are achieved during the respective periods, LightPath will (i) issue an aggregate number of shares of Class A common stock equal to 30% of the Earnout payment divided by the average close price for the ten trading days immediately prior to the first anniversary of the earnout commencement date, as defined in the MIPA, and (ii) pay additional cash consideration in an amount equal to 70% of the Earnout payment. The Earnout is considered contingent consideration and will be accounted for as a liability initially measured at fair value, with changes during each reporting period recognized in earnings. The portion of the Earnout that will be settled in stock will also be accounted for as a liability since the achievement of targets adjusts the number of shares to be issued at settlement, and therefore it does not meet the criteria in ASC 480, Distinguishing Liabilities from Equity, to be indexed to the Company’s stock. The fair value of the Earnout for purposes of the accompanying pro forma financial statements is calculated using a Monte Carlo simulation to determine the probability of achieving the earnout and its fair value.

For purposes of the unaudited pro forma condensed combined financial statements, the following table sets forth a preliminary allocation of the estimated purchase consideration:

Description	Note	Amount

Preliminary fair value of estimated purchase consideration		$27,623,077
Assets:
Cash		-
Accounts receivable		2,683,283
Inventory		4,967,318
Prepaid expenses and other current assets		313,193
Property and equipment		1,614,324
Operating right-of-use asset		496,793
Intangible assets		19,295,000
Other assets		21,748
Total Assets		$29,391,659
Liabilities:
Accounts payable		2,406,131
Accrued liabilities		518,740
Accrued payroll and benefits		175,793
Operating lease liabilities, current		267,395
Deferred tax liabilities, noncurrent	(1)	1,157,700
Operating lease liabilities, noncurrent		279,349
Total Liabilities Assumed		$4,822,058
Net Assets		$24,569,601
Goodwill		$3,053,476

(1)	Includes the state deferred tax liability related to the intangible assets recorded in purchase accounting.

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The amounts above are considered preliminary. The allocation of the purchase price is based upon certain external valuations and other analyses that have not been completed as of the date of this Form 8-K/A, including but not limited to working capital, certain tax matters, property and equipment, and intangible assets. The final allocation could be materially different from the preliminary allocation used herein and may include (i) changes in fair values of property and equipment; (ii) changes in allocations to intangibles assets as well as goodwill; and (iii) other changes to certain assets and liabilities.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet as of December 31, 2024:

4(a) Cash and cash equivalents– Represents $29 million of cash proceeds received, net of issuance costs, for the issuance of series G convertible preferred shares, Class A common stock, warrants to purchase common stock, and convertible promissory notes.

Description	Note	Amount
Proceeds from Acquisition Financing	4(a)(i)	$29,000,000
Payment of issuance costs	4(a)(ii)	(1,937,500)
Pro Forma Financing Adjustment – Cash and cash equivalents		$27,062,500
4(a)(i)

Represents Acquisition Financing proceeds to complete the purchase of G5 Infrared through the issuance of  (a) an aggregate of approximately 24,956 shares (the “Preferred Shares”) of a newly created series of preferred stock, with a stated value of $1,000 per share (the “Preferred Stock”), designated Series G Convertible Preferred Stock, which shall be convertible into shares of Common Stock (the shares of Common Stock issuable upon conversion of the Preferred Shares being referred to as the “Conversion Shares”), in accordance with the terms of the Company’s Certificate of Designations, Preferences and Rights of the Series G Convertible Preferred Stock filed with the Delaware Secretary of State (the “Certificate of Designations”), (b) warrants to purchase an aggregate of 4,352,774 shares of Common Stock, with an exercise price of $2.58 per share (the “Warrants”; the shares of Common Stock issuable upon exercise of the Warrants being referred to as the “Warrant Shares”), (c) senior secured promissory notes in the aggregate principal amount of $5.2 million (the “Notes”), which are convertible into shares of Preferred Stock upon the occurrence of the event specified in the Notes (the “Preferred Conversion Shares”), which are in turn convertible into Conversion Shares (the Preferred Shares, Conversion Shares, Warrants, Warrant Shares, Notes and Preferred Conversion Shares, collectively the “Securities,” and the transactions contemplated by the Securities Purchase Agreement, the “Private Placement”), and (d) a Securities Purchase Agreement, dated as of February 13, 2025 (the “Class A Common Securities Purchase Agreement”), with Lytton-Kambara Foundation (the “Buyer”), pursuant to which Buyer purchased from the Company (x) 455,192 shares of Common Stock at a purchase price of approximately $2.15 per share, plus warrants to purchase 37.5% of the number of shares, or 170,697 shares of Common Stock, with an exercise price of $2.58 per share; and (y) 232,558 shares of Common Stock at a purchase price of approximately $2.15 per share (the “Common Offering”). Refer to Note 4(b), Notes payable, Note 4(c) Warrant liability, Note 4(d), Series G convertible preferred stock, and Note 4(e), LightPath Class A common stock and Additional paid-in capital, for the corresponding pro forma adjusting entries.

4(a)(ii)

Represents the payment of $1.9 million of estimated direct and incremental offering costs in connection with the Acquisition Financing that are charged against the gross proceeds in the offering.  The issuance costs were allocated to the instruments issued on a relative fair value basis.

4(b) Notes payable – Represents the pro forma financing adjustment for the removal of certain existing indebtedness of LightPath, or $2.8 million, net of deferred financing cost balance, and the related accrued interest of $151,027, and the related conversion to the Notes.

Description	Note	Amount
The Notes	4(b)(i)	3,599,158
Deferred financing costs allocated to the Notes	4(b)(ii)	(215,869)
Pro Forma Financing Adjustment – Loans Payable		$3,383,289

4(b)(i)	Represents the portion of proceeds allocated to the issuance of the Notes.
4(b)(ii)	Represents a portion of the $1.9 million of estimated direct and incremental offering costs in connection with the Acquisition Financing, allocated to the Notes.

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4(c) Warrant liability – Represents the fair value of the Warrant Shares and the additional warrants to purchase 170,697 shares of Common Stock, issued in conjunction with the Common Offering. All of the warrants were determined to have liability classification initially, since the portion settled in Class A common stock fails the indexation guidance, and were valued using the Black-Scholes-Merton pricing model. The proceeds were allocated to the instruments issued on a relative fair value basis, by investor, with fair value allocated to the warrants first, if applicable, and the remaining fair value allocated to the remaining instruments based on their relative fair values.

4(d) Series G Convertible Preferred Stock – Represents the pro forma financing adjustment for the new preferred shares issued in connection with the Acquisition Financing:

Description	Note	Amount
Issuance of Series G from Acquisition Financing	4(d)(i)	$15,538,233
Accretion to fair value	4(d)(ii)	24,942,067
Pro Forma Financing Adjustment – Series G Convertible Preferred Stock		$40,480,300

4(d)(i)

Represents the pro forma financing adjustment for the issuance of an aggregate of approximately 24,956 shares (the “Preferred Shares”) of a newly created series of preferred stock, with a stated value of $1,000 per share (the “Preferred Stock”), designated Series G Convertible Preferred Stock, which shall be convertible into shares of Common Stock (the shares of Common Stock issuable upon conversion of the Preferred Shares being referred to as the “Conversion Shares”), in accordance with the terms of the Company’s Certificate of Designations, Preferences and Rights of the Series G Convertible Preferred Stock filed with the Delaware Secretary of State (the “Certificate of Designations”). The proceeds were allocated to the instruments issued on a relative fair value basis, by investor, with fair value allocated to the warrants first, if applicable, and the remaining fair value allocated to the remaining instruments based on their relative fair values.

4(d)(ii)	Represents the accretion of the value from its relative fair value to its overall fair value.

Based on analysis of the Preferred Shares, it was concluded that they are more akin to an equity-type instrument. Economic characteristics and risks of an equity-linked conversion option are clearly and closely related to an equity-type host; thus, the conversion option embedded in the Preferred Shares not require bifurcation or liability classification under ASC 815, Derivatives and Hedging. It also does not meet the definition of mandatorily redeemable under ASC 480-10-20 because it does not embody an unconditional obligation to redeem the instrument. The Preferred Shares are redeemable at the option of the holder after the 5 year Guaranteed Term, thus, it should be classified as mezzanine equity, outside of permanent equity.

4(e) LightPath Class A common stock and additional paid-in capital – Represents the issuance of an aggregate of 687,750 shares of Class A common stock at a purchase price of approximately $2.15 per share under the Common Offering. Refer also to Note 4(a)(i), Cash and cash equivalents for the corresponding pro forma adjusting entry.

4(f) Additional paid-in capital:

Description	Note	Amount
Additional paid-in capital from common issuance	4(f)(i)	$1,933,227
Accretion of Series G to fair value	4(d)	(24,942,067)
Issuance costs on Series G and common stock from Acquisition Financing	4(f)(ii)	(1,315,330)
Pro Forma Adjustment – Additional paid-in capital		$(24,324,170)

4(f)(i)

Represents the amount in excess of par value for the issuance of these 687,750 shares of LightPath Class A common stock, par value $0.01 (refer to note 4(e)). The proceeds were allocated to the instruments on a relative fair value basis, by investor, with fair value allocated to the warrants first, if applicable, and the remaining fair value allocated to the remaining instruments based on their relative fair values. Refer also to Note 4(a)(i), Cash and cash equivalents for the corresponding pro forma adjusting entry.

4(f)(ii)

Represents a portion of the $1.9 million of estimated direct and incremental offering costs in connection with the Acquisition Financing, allocated based on the relative fair values of the warrants, common stock, series G preferred and promissory notes that comprise the offering. Refer to Note 4(a)(ii), Cash and cash equivalents for the corresponding entry.

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4(g) Accumulated deficit – Represents the loss on extinguishment of certain indebtedness of LightPath (refer to Note 4(b)) and the expensing of the financing costs allocated to the warrants (refer to Note 4(c)).

Description	Note	Amount
Loss on extinguishment	4(g)(i)	$(2,359,826)
Financing costs expensed	4(g)(ii)	(406,302)
Pro Forma Financing Adjustment – Accumulated Deficit		$(2,766,128)

4(g)(i)

The Lytton-Kambara Foundation exchanged their non-convertible note payable (see note 4(b)) for a convertible promissory note, 978.66 shares of Series G convertible preferred, 455,192 shares of Class A common stock, and warrants to purchase 170,697 share of Class A common stock, which is accounted for as a debt extinguishment. This amount represents the difference between the carrying value of the non-convertible note as of December 31, 2024, and the fair values of the instruments issued in exchange as of December 31, 2024.

4(g)(ii)

Represents a portion of the $1.9 million of estimated direct and incremental offering costs in connection with the Acquisition Financing, allocated to the warrants based on the relative fair values of the warrants, common stock, series G preferred and promissory notes that comprise the offering. Refer to Note 4(a)(ii), Cash and cash equivalents for the corresponding entry. Financing costs allocated to the warrants are expensed, as the warrants were determined to be classified as a liability, initially.

4(h) Cash and cash equivalents – Represents the pro forma adjustment related to the disbursement of cash in connection with the acquisition, which includes the cash portion of the consideration paid to G5 Infrared shareholders, including a portion of which is used to repay G5 Infrared’s outstanding principal debt and related accrued interest.

Description	Note	Amount
Cash consideration paid to G5 Infrared members	4(h)(i)	$(20,250,000)
Distribution of G5 cash balance to members	4(h)(ii)	(609,552)
Pro Forma Adjustment – Cash and cash equivalents		$(20,859,552)

4(h)(i)	Amount represents the aggregate cash consideration paid to the G5 Infrared shareholders.
4(h)(ii)	Amount represents the distribution of G5 Infrared’s pre-acquisition cash balance to its members.

4(i) Intangible Assets, net – Represents the adjustment to recognize, at its estimated fair value, the identifiable intangible assets, including backlog, know-how, tradename, and customer relationships. The estimated fair value of the intangible assets is determined primarily using the “income approach,” which requires a forecast of all future cash flows. Since all information required to perform a detailed valuation analysis of G5 Infrared’s intangible assets could not be obtained as of the date of the Form 8-K/A, for the purposes of these unaudited pro forma condensed combined financial statements, the Company used certain assumptions based on publicly available transaction data for the industry.

The following table presents the estimated fair value and useful lives:

Intangible Asset	Estimated fair value	Estimated useful life
Backlog	$4,265,000	1 year
Know-how	5,656,000	10 years
Tradename	3,564,000	15 years
Customer relationships	5,810,000	15 years
Pro Forma Adjustment – Intangible Assets	$19,295,000

The preliminary estimates of fair value and useful lives may change between the presented unaudited condensed combined pro forma balance sheet date of December 31, 2024, and the actual closing of the acquisition, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements. Any change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill.

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4(j) Goodwill – Represents the recognition of $4.6 million of goodwill based on the preliminary purchase price allocation. The preliminary purchase price allocation presents the excess of the estimated acquisition consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed. Refer to Note 3 for further details related to the preliminary estimated acquisition consideration and preliminary purchase price allocation.

4(k) Accrued liabilities – Represents the accrual of estimated transaction costs of LightPath subsequent to December 31, 2024. An additional $700,000 have been included in the historical statement of operations of the Company for the period ended June 30, 2024. These costs will not affect the Company’s statement of operations beyond 12 months after the acquisition date.

4(l) Earnout liability – Represents the recognition of an aggregate of $7,598,000 related to the contingent consideration as part of the preliminary estimated purchase consideration. The amount reflects the initial fair value calculated using a Monte Carlo simulation to determine the probability of achieving the earnout and its fair value and will subsequently be remeasured at fair value at the balance sheet date with any changes in fair value recognized through earnings. The earnout payments, to which the Sellers are entitled to, are based upon the achievement of certain minimum EBITDA and revenue targets for the one and two-year periods beginning on the first full calendar month commencing after the Closing Date. The earnout is payable in cash and shares of Class A common stock, with the number of shares calculated based on the average closing stock price for the ten trading days prior to the end of the respective earnout period. Refer to Note 3 for further details related to the earnout and the preliminary estimated acquisition consideration.

4(m) Loans payable – LightPath did not assume G5 Infrared’s existing outstanding debt as of December 31, 2024, including the current portion of $151,000 and the noncurrent portion of $42,000. G5 Infrared repaid the debt on the closing date. This adjustment removed the outstanding debt that was paid prior close of the acquisition.

4(n) Deferred tax liabilities – Represents the state deferred tax liability resulting from the intangible assets recorded in purchase accounting.

4(o) LightPath Class A common stock and Additional paid-in capital – Represents the pro forma adjustment in an amount equal to $19,725 to recognize the par value for the issuance of 1,972,501 LightPath Class A common stock, par value $0.01, as a portion of the preliminary estimated consideration transferred. The remaining fair value of Class A common stock issued in excess of par value is recorded to additional paid-in capital

4(p) G5 Infrared’s members’ equity – Represents the elimination of G5 Infrared’s equity of $6.8 million in connection with the Transaction.

Note 5 – Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

Refer to the items below for a reconciliation of the adjustments reflected in the unaudited pro forma condensed combined statements of operations for the periods presented:

5(a) Interest expense – Represents the elimination of interest expense on the certain existing indebtedness of LightPath, which promissory note was settled in conjunction with the Acquisition Financing (refer to Note 4(b)), records the related loss on extinguishment, accrues interest on the Notes for the periods presented, assuming an interest rate of 12% per annum, as per the Notes, and records the financing costs allocated to the warrants, giving effect to the Transaction as if it had been completed as of July 1, 2023.

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Description	Note	Six Months Ended December 31, 2024	Year Ended June 30, 2024
Elimination of interest expense on certain existing indebtedness		151,027	-
Interest expense on the Notes		(312,000)	(624,000)
Loss on extinguishment	4(g)(i)	-	(2,359,826)
Financing costs expensed	4(g)(ii)	-	(406,302)
Pro Forma Financing Adjustment –Interest expense		$(160,973)	$(3,390,128)

5(b) Selling, general, and administrative – Represents the pro forma adjustment for the accrual of additional $700,000 of estimated transaction costs incurred by LightPath related to financial advisory, legal, and other professional services in connection with the Transaction subsequent to the periods presented. These costs are non-recurring in nature and will not affect the statements of operations beyond 12 months after the acquisition. The remaining costs are included in the historical statements of operations for the Company for the year ended June 30, 2024 and the six months ended December 31, 2024.

5(c) Amortization of intangibles – Represents the pro forma adjustment to recognize the amortization expense based on the fair value of identifiable intangible assets discussed in Note 4(i).

Description	Note	Six Months Ended December 31, 2024	Year Ended June 30, 2024
Amortization expense for recognized intangible assets	5(c)(i)	2,960,633	5,921,267
Pro Forma Financing Adjustment – Amortization of intangible assets		$2,960,633	$5,921,267

5(c)(i)

Represents the recognition of amortization expense associated with the acquired intangible assets, including backlog, know-how, tradename, and customer relationships at their preliminary estimated fair value and amortized on a straight-line basis using estimated useful lives ranging from 1 to 15 giving effect to the Transaction as if it had been completed at the beginning of the respective fiscal periods presented.

5(d) Interest expense – Represents the elimination of interest expense associated with G5 Infrared’s existing debt for the twelve months ended June 30, 2024 and for the six months ended December 31, 2024, in the amount of $57,875 and $28,024, respectively, that was repaid prior to the close of the acquisition and was not assumed by LightPath.

Note 6 – Pro Forma Net Loss Per Share Information

Represents the pro forma net loss per share calculated using the weighted average shares outstanding that would result from (i) the Acquisition Financing, and (ii) the shares issuable in connection with the consideration transferred, assuming the shares were outstanding as of the beginning of each respective period. As the Transaction is reflected in the unaudited pro forma condensed combined statements of income as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable as part of the Acquisition Financing and the issuable related to the consideration transferred had been outstanding for the entire period. The Series G convertible preferred stock are participating securities, because holders of such instruments participate in the event a dividend is paid on common stock. The holders of the Series G convertible preferred stock do not have a contractual obligation to share in the Company’s losses. As such, losses are attributed entirely to common stockholders.

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Description	Note	Six Months Ended December 31, 2024	Year Ended June 30, 2024
Pro forma net loss		$(5,838,230)	$(15,680,954)
Accretion of dividends on Series G preferred	4(d)(ii)	-	(24,942,067)
Pro forma net loss attributable to stockholders		$(5,838,230)	$(40,623,021)

Weighted average shares outstanding - basic and diluted		42,305,487	42,605,216
Pro Forma Net Loss Per Share – Basic and Diluted	6(i)	$(0.14)	$(0.95)

Pro Forma Weighted Average Shares Outstanding – Basic and Diluted
LightPath historical		39,645,206	37,944,935
Pro forma financing adjustment – Acquisition Financing (Class A common stock)	6(ii)	687,750	687,750
Pro forma acquisition adjustment – Consideration Transferred (Class A common stock)	6(iii)	1,972,501	1,972,501
Pro forma weighted average shares outstanding – Basic and Diluted		42,305,457	40,605,186

6(i)	Pro forma net loss per share includes the accretion of dividends on Series G preferred, for the earliest period presented.
6(ii)	Assumes the issuance of 687,750 shares of Common Stock at a purchase price of approximately $2.15 per share (the “Common Offering”).
6(iii)

Represents the issuance of 1,972,501 LightPath Class A common stock, par value $0.01 as a portion of the consideration transferred. Pursuant to the Membership Interest Purchase Agreement, LightPath is to issue the number of aggregate shares to the Sellers in an amount equal to 25% of the Base Closing Date Purchase Price divided by the average closing price of LPTH Stock, as reported by Bloomberg for the five (5) trading days prior to the Signing Date. Refer to Note 3 for further details regarding the consideration transferred.

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The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which are not satisfied as of the period end for pro forma presentation purposes.

Description	Note	Six Months Ended December 31, 2024	Year Ended June 30, 2024
Acquisition Financing:
Series G convertible preferred stock	6(iv)	11,607,397	11,607,397
Warrants issued in conjunction with private placement	6(v)	4,523,471	4,523,471
Convertible promissory notes	6(vi)	2,364,816	2,364,816
		18,324,987	18,324,987

6(iv)

Represents the Preferred Shares equivalent to 11,607,937 LightPath Class A common stock, par value $0.01, at a price per share of $2.15 in connection with the Company’s Equity Financing to raise the necessary capital to complete the acquisition.

6(v)

Represents the Warrant Shares (to purchase an aggregate of 4,352,774 shares of Class A common stock) and the additional warrants issued in conjunction with the Common Offering (to purchase 170,697 shares of Class A common stock).

6(vi)	Represents the Notes, which are convertible into Preferred Conversion Shares upon the occurrence of the event specified in the Notes, which are in turn convertible into Conversion Shares.

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